SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549


FORM 8-K/A

FIRST AMENDMENT TO CURRENT REPORT ON FORM 8-K
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
  April 16, 1996

RIDGEWOOD ELECTRIC POWER TRUST III
(Exact name of registrant as specified in charter)

Delaware            0-23432                22-3264565

(State or other    (Commission            (IRS Employer
jurisdiction of     File No.)            Identification No.)
incorporation)

947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
(Address of principal executive offices)  (Zip code)

Registrant's telephone number, including area code (201) 447-9000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  FINANCIAL STATEMENTS


INDEX


                                       Page No.

Independent Auditors' Report                1

Balance Sheets as of
December 31, 1995 and 1994                  2

Statements of Operations and Joint
Venturers' Capital for the years ended
December 31, 1995 and 1994                  3

Statements of Cash Flows
for the years ended
December 31, 1995 and 1994                  4

Notes to Financial Statements                    5-13

Topel Forman L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS



Joint Venturers
Northeast Landfill Power Joint Venture
Cohasset, Massachusetts

Independent Auditors' Report

       We have audited the accompanying balance sheets of a NORTHEAST LANDFILL POWER JOINT VENTURE as of December 31, 1995 and 1994, and the related statements of operations and joint venturers' capital, and cash flows for the years then ended. These financial statements are the responsibility of the joint venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         As more fully described in the sales commitment footnote, the joint venture has excluded from the accompanying financial statements funds held in escrow and the related royalty expense that in our opinion, should be included to conform with generally accepted accounting principles. If these escrow funds were accounted for properly, other assets would be increased by $1,138,355 ($888,663 in 1994), long-term obligations would be increased by $159,900 ($127,167 in 1994), net income would be increased by $216,959 (net loss decreased by $190,021 in 1994) and joint venturers' capital would be increased by $978,455 ($761,496 in 1994)

In our opinion, except for the effects of not recording the funds held in escrow as described in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of Northeast Landfill Power Joint Venture as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                             Topel Formen, L.L.C.

                             Certified Public Accountants

Chicago, Illinois        One East Erie Street, Chicago, Illinois 60611
February 7, 1996         (312) 642-0006       fax(312) 642-0535

NORTHEAST LANDFILL POWER JOINT VENTURE

BALANCE SHEETS
DECEMBER 31, 1995 AND 1994


ASSETS


CURRENT ASSETS:

                                   1995                1994
   Cash                         $104,386            $373,252
   Accounts receivable, trade    802,809             277,356
   Accounts receivable,
    related parties              180,656              19,219
   Investment income receivable   16,422              14,698
   Prepaid Expenses               43,405              43,738

      Total Current Assets    $1,147,678           $ 728,263

MACHINERY AND EQUIPMENT       $9,547,867          $9,527,904
   Less - accumulated
    depreciation               3,684,702           3,050,044

      Net Machinery and
           Equipment          $5,863,165          $6,477,860

OTHER ASSETS                  $4,221,073          $4,370,014

TOTAL ASSETS                 $11,231,916         $11,576,137

LIABILITIES AND JOINT VENTURERS' CAPITAL


CURRENT LIABILITIES:
   Current maturities of
    long-term obligations     $  774,371          $  705,391
   Accounts payable              619,918             299,933
   Accrued expenses              184,754             157,685
   Notes payable                 134,282             134,282
   Retainage payable                   0             224,700

      Total Current
       Liabilities            $1,713,325          $1,521,991

LONG-TERM OBLIGATIONS, NET OF
 CURRENT MATURITIES            8,813,091           9,547,422

JOINT VENTURERS' CAPITAL         705,500             506,724

TOTAL LIABILITIES AND JOINT
 VENTURERS' CAPITAL          $11,231,916         $11,576,137


(The accompanying notes to financial statements are an integral part of these statements)

NORTHEAST LANDFILL POWER JOINT VENTURE

STATEMENTS OF OPERATIONS AND JOINT VENTURERS' CAPITAL
YEARS ENDED DECEMBER 31, 1995 AND 1994


                               1995                  1994

NET SALES                   $4,146,089            $3,896,749

COST OF SALES, INCLUDING
 DEPRECIATION EXPENSE
 OF $634,658 AND
 $634,740, RESPECTIVELY      3,149,506             2,992,115

GROSS PROFIT                $  996,583          $    904,634

GENERAL AND ADMINI-
 STRATIVE EXPENSES             195,972               167,464

INCOME FROM OPERATIONS        $800,611          $    737,170

OTHER INCOME (EXPENSE)
   Interest expense          ($980,993)          ($1,038,158)
   Amortization of
    other assets              (252,987)             (253,805)
   Sublease income             334,406               292,125
   Interest income              50,658                27,918
   Other income - net          247,081               146,606

       Net Other Expense    ($ 601,835)         ( $ 825,314)

NET INCOME (LOSS)         $    198,776             ($88,144)

JOINT VENTURERS' CAPITAL,
 BEGINNING                     506,724               594,868

JOINT VENTURERS' CAPITAL,
 ENDING                    $   705,500            $  506,724



(The accompanying notes to financial statements are an integral part of these statements)

NORTHEAST LANDFILL POWER JOINT VENTURE

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994

                                  1995                1994

CASH FLOWS FROM OPERATING ACTIVITIES:

   Net income (loss)          $  198,776         ($  88,144)
   Adjustments to reconcile
    net income (loss) to
    net cash provided by
    operating activities -
      Depreciation and
       amortization              887,645            888,380
      Earnings on debt service
       and maintenance reserves
       not received in cash      (41,046)         (   8,064)
      Settlement of retainage
       payable                  (224,700)                 0
      Changes in operating
       assets and liabilities -
         Decrease (increase) in:
           Accounts receivable   (688,614)            52,024
           Prepaid expenses        66,475             67,121
         Increase (decrease) in:
           Accounts payable       319,985           ( 7,860)
           Accrued expenses        27,069             24,125

       Net Cash Provided by
        Operating activities    $ 545,590           $927,582

CASH FLOWS FROM INVESTING
 ACTIVITIES:
   Payments for equipment       ($ 19,963)         ($ 8,169)

CASH FLOWS FROM FINANCING
 ACTIVITIES:
   Payments on long-term debt   ($731,493)        ($644,463)
   Payments to
    maintenance reserve         ( 113,000)         (250,000)
   Proceeds from debt
    service reserve                50,000                  0

        Net Cash Used by
         Financing ACTIVITIES ($  794,493)       ($ 894,463)

INCREASE (DECREASE) IN CASH   ($  268,866)         $  24,950

CASH, BEGINNING                   373,252            348,302
CASH, ENDING                   $  104,386          $ 373,252

      Supplemental Disclosure of Cash Flow Information:

Cash paid during the year
 for interest:                 $  989,924         $1,014,034

Schedule of Noncash Investing and Financing ACTIVITIES:

The joint venture financed certain insurance premiums during the years ended December 31, 1995 and 1994 which resulted in increases in the following:
             Prepaid expenses  $   66,142          $  66,316
             Insurance
              financing payable    66,142             66,316

(The accompanying notes to financial statements are an integral part of these statements)

NORTHEAST LANDFILL POWER JOINT VENTURE

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994


NATURE OF OPERATIONS:

The joint venture is in the business of production of electricity from landfill gas. The sales of electricity are all made to one customer and the landfill gas is purchased entirely from a related party (as described in the related party and sales commitment footnotes.)

ACCOUNTING POLICIES:

Use of Estimates -

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash equivalents:

The company considers all highly liquid investments with original maturities of three months or less as cash and cash equivalents.

Machinery and Equipment and Depreciation -

Machinery and equipment, consisting principally of electrical generating equipment, is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Other Assets -

Other assets consist primarily of contracts contributed by the joint venturers, financing fees, organization costs and the right to use certain equipment owned by the joint venture's sole customer. The contracts contributed by the joint venturers are stated at the fair value at the date of contribution whereas other assets are stated at cost. These assets are being amortized on a straight-line basis over the following useful lives.

    Contracts contributed by joint venturers     20 years
    Financing fees related to senior secured
         non-recourse notes                      13 years
    Organization costs                            5 years
    Rights to use certain equipment              20 years

Income Taxes -

Since income taxes are the responsibility of the joint venturers no income tax expense or benefit has been recorded in the accompanying financial statements.

- -6-

NORTHEAST LANDFILL POWER JOINT VENTURE

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994

CONCENTRATIONS OF CREDIT RISK:

The joint venture maintains its cash in one bank account, and at December 31, 1994, the balance in this account was $248,040 in excess of federally insured limits.

OTHER ASSETS:

Other assets consist of the following at December 31,
                                      1995             1994

Debt service reserve             $  501,533       $  523,041
Maintenance reserve                 375,554          250,000
Contracts contributed by joint
  venturers, net of accumulated
  amortization of $1,144,718 in
  1995 and $952,218 in 1994       2,705,282        2,897,782
Financing fees, net of accumulated
  amortization of $168,697 in 1995
  and $128,210 in 1994.             357,638          398,125
Rights to use certain equipment,
  net of accumulated amortization
  of $118,934 in 1995 and
  $98,934 in 1994  .                281,066          301,066

    Total Other Assets           $4,221,073       $4,370,014

NOTES PAYABLE:

Notes payable represent amounts due to related parties. The notes bear interest at 12% and are subordinated to the borrowings under the senior secured non-recourse notes. Accrued interest on these notes amounting to $144,576 and $114,699 at December 31, 1995 and 1994 respectively, is included with accrued expenses in the accompanying balance sheets.

Payments can be made on these notes provided such payments are not prohibited by the loan agreement, no default exists under the loan agreement, or payment would not cause an event of default under the loan agreement.

LONG-TERM OBLIGATIONS:

Following is a summary of long-term obligations at December 31:

                                       1995             1994
Senior secured non-recourse
   notes payable                 $9,547,422      $10,214,791
Insurance financing                  40,040           38,022

                                 $9,587,462      $10,252,813
Less - current maturities           774,371          705,391

     Net Long-Term Obligations   $8,813,091      $ 9,547,422

- -7-

NORTHEAST LANDFILL POWER JOINT VENTURE

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994




LONG-TERM OBLIGATIONS:  (Continued)

The senior secured non-recourse notes in the original amount of $12,000,000 are due in monthly installments of $134,928 including interest at 9.6%. Final payment is due in October 2004. The notes also provide for additional interest equal to 5% of the annual net cash flow of the joint venture, as defined, beginning with the year ending December 31, 1993 and continuing through the fiscal quarter in which the notes are repaid in full. No additional interest was due for the years ending December 31, 1995 and 1994. The notes are secured by a leasehold mortgage on the joint venture's landfill lease agreements and substantially all assets of the joint venture. In addition to the required monthly payments, mandatory prepayments may be required if certain events occur. The loan agreement also provides for the initial creation of a debt service reserve of $500,000 and a maintenance reserve beginning in 1994. Additions to these reserves are required based on certain conditions as defined in the agreement. The loan agreement contains various covenants including the maintenance of a specified debt service ratio.

The insurance financing is due in varying monthly payments including interest at rates ranging from 7.0% to 8.7% (7.2% to 7.5% in 1994). Final payment is due at various times through August 1995.

Scheduled repayments of long-term obligations for the next five years are as follows:

                              Senior Secured
Year Ended        Insurance    Non-Recourse
December 31,      Financing    Notes Payable             Total
      1996       $ 40,040   $    734,331          $  774,371
      1997             -         808,014             808,014
      1998             -         889,090             889,090
      1999             -         978,298             978,298
      2000             -       1,076,460           1,076,460

FAIR VALUE OF FINANCIAL INSTRUMENTS:

At December 31, 1995, the carrying amount of the joint venture's cash, debt service and maintenance reserves and notes payable approximates their fair value. The fair value of the joint venture's long-term debt, calculated using current rates for loans with similar maturities, also approximates its carrying value.


- -8-

NORTHEAST LANDFILL POWER JOINT VENTURE

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994


RELATED PARTY TRANSACTIONS:

The joint venture has entered into a Landfill Gas Contract and Sublease Agreement with Central Gas Limited Partnership (CGLP), an entity related (as defined in Financial Accounting Standard Board Statement No. 57) to the joint venture through certain common ownership, to sublease the landfill. The agreement is effective through December 31, 2000 and provides for the following:

 1. CGLP is to pay an annual sublease to the joint venture in an amount equal to the product of $30,000 times the assumed output capacity of each engine generator set in megawatts installed and operating by the joint venture. Income recorded under this sublease amounted to $334,406 and $292,125 for the years ended
December 31, 1995 and 1994 respectively. Accounts receivable, related parties of $180,656 and $19,219 at December 31, 1995 and 1994, respectively represents amounts due the joint venture under the sublease agreement.

 2. The joint venture agreed to purchase all the landfill gas produced by CGLP. Through December 31, 1990, the joint venture is to pay on a monthly basis 1 cent per kilowatt hour for the first 4,000,000 hours, 1/2 cent per kilowatt hour for kilowatt hours in excess of 4,000,000 and 5 cents per million BTU's of excess landfill gas. The price is adjusted annually after December 31, 1990 based on changes in the Consumer Price Index as defined.
Purchases from CGLP amounted to $677,195 and $647.395 during the years ended December 31, 1995 and 1994, respectively. Included in accounts payable at December 31, 1995 and 1994 is $120,820 and $101,889 respectively, related to the landfill gas purchase agreement.

In addition, the joint venture has entered into management contracts with its two joint venturers providing for the management of the joint venture. The management contracts terminate in October of 1999, however they are automatically renewed for additional terms of 5 years unless written notice is join. The contracts provide for monthly fees of $3,000 to each of the joint venturers beginning when power is first generated by the joint venture. effective January 1, 1993 and each year thereafter, the management fees are adjusted based on changes in the Consumer Price Index, as defined. effective May 1, 1993, the management agreement was amended to provide for monthly management fees of $4,884 to each of the joint venturers. All other terms of the management agreement remain unchanged. Annual payments under these agreements in excess of specified amounts are not to be made in the event of a default or if payment would cause an event of default under the loan agreement. Management fees amounted to $124,920 and $123,000 for the years ended December 31, 1995 and 1994, respectively.

NORTHEAST LANDFILL POWER JOINT VENTURE

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994




LEASE COMMITMENTS:

The joint venture leases a landfill which has been subleased to a related party (see related party note). The lease is for a term of 30 years, from the date gross revenues are first received. The lease can be extended for an additional 10 years. Under the terms of the lease, the joint venture is to pay a royalty equal to 15% of net revenues as defined for the first 15 years. For subsequent years, the royalty is 15% of net revenues for each month in which the average daily kilowatt hour production is less than 180,000 and 18% of net revenues for each month in which the average daily kilowatt hour production exceeds 180,000. Expense under this lease agreement amounted to $619,037 and $580,287 for the years ended December 31, 1995 and 1994, respectively.

SALES COMMITMENT:

The joint venture has entered into a Power Purchase Agreement whereby the joint venture has committed to sell all of the electricity it produces to New England Power Company (NEP) for prices as specified in the agreement which are adjusted annually for changes in the Consumer Price Index, as defined. The agreement is for a period of 30 years following commencement of operations but can be terminated under certain conditions by NEP after 20 years. If the joint venture is in default under the Power Purchase Agreement, the agreement provides for damages equal to at least the aggregate differential as defined in the agreement. The aggregate differential at December 31, 1995 amounts to approximately $1,417,000 ($2,765,000 at December 31, 1994). To secure the payment of this amounts, in the event of a default under the agreement, 5% of the monthly sales are deposited into an escrow account. Deposits into the escrow account are to continue until the amounts in escrow exceed amounts specified in the Power Purchase Agreement. As a result of the joint venture granting a security interest in the funds held in escrow to NEP, it has not reflected the amounts held in escrow in the accompanying financial statements and will record such amounts only as they are released from escrow. Funds held in escrow at December 31, 1995 and 1994 amounted to $1,138,355 and $888,663, respectively.




- -10-

NORTHEAST LANDFILL POWER JOINT VENTURE

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994


PURCHASE AND OPERATING COMMITMENT:

The joint venture has entered into a Purchase Agreement and Operation and Maintenance Contract with WPI Packaging and Maintenance Company, Inc. (WPI). The Purchase Agreement provides for the purchase of specified equipment at a total cost of $9,221,605. Through December 31, 1994, the joint venture has paid $8,996,905 and recorded retainage payable for an additional $224,700 related to this contract. This retainage payable was settled during 1995 (see Arbitration footnote). The Operations and Maintenance Contract is for an original term commencing on substantial completion of the Purchase Agreement and will continue until November 1, 1998. The term is automatically extended for 1 year periods unless either party gives required notice, however in no case will the agreement continue past November 1, 2000. The joint venture will pay for services it receives under the Operation and Maintenance Contract an amount equal to 1.2 cent per kilowatt hour of electricity sold to NEP through March 31, 1994.
After this date the price to be paid is adjusted annually, on a calendar year basis, based on changes in various indexes as specified. Expense under the Operations and Maintenance Contract amounted to $982,756 and $940,346 for the years ended December 31, 1995 and 1994, respectively.

The Operations and Maintenance Contract contains penalty provisions if the facility is not operated at specified levels. Based upon these contract provisions, during the years ended December 31, 1995 and 1994 the joint venture assessed penalties of $39,310 and $146,606, respectively, and reduced its payments due under the Operations and Maintenance Contract. This amount is included in other income in the accompanying statements of operations and joint venturers' capital.

ARBITRATION:

Due to operational problems with the joint venture's equipment, the joint venture previously filed various claims against the equipment's provider and operator. Under provisions of both the Purchase Agreement and Operation and Maintenance Contracts, disputes among the parties shall be settled finally and conclusively by arbitration.
The joint venture has filed claims for refunds of payments made, future costs which may be incurred to deal with specified contamination problems and new regulatory requirements, affirmation of the $565,101 of penalties assessed by the joint venture, lost revenues and attorneys' fees. In addition, if the facility can not be restored to its original specified capacity, the joint venture seeks liquidated damages based on the difference between the specified capacity and current actual operating capacity. The other party to the arbitration filed counter claims against the joint venture.


- -11-

NORTHEAST LANDFILL POWER JOINT VENTURE

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994

ARBITRATION:   (Continued)

During 1994, the arbitration panel issued its rulings with respect to liability. Its rulings included the following:

    1. WPI bears liability and responsibility for the failure of the catalysts resulting from the presence of organic silicates in the fuel system.

    2. WPI is not liable for performance failures corresponding to the period from October 1991 to February 1992 and is entitled to an adjustment in rebate payments on compensation corresponding to said period.

    3. The level of volatile organic compound and sulfur in the fuel stream have been in excess of contractual limitations but the panel is unable to conclude from the record presented that these excesses are at present casually related to the problem of plant production.

    4. Except as otherwise provided above, WPI's remaining counterclaims are denied.

    5. Each party shall pay its own attorneys' fees and costs not invoiced by the American Arbitration Association, including the costs associated with the expert witnesses. The costs and expenses invoiced by the AAA shall be borne eighty percent by WPI and twenty percent by NLPJV.

The joint venture had previously entered into an agreement whereby attorneys' fees from the joint ventures lead attorney are deferred and are subject to a premium of 50%. In addition, the attorneys agreed to continue to represent the joint venture through the conclusion of arbitration, as defined, and that payment of the unbilled fees will be made only when funds are recovered from WPI, its parent company or its bonding companies.

On January 31, 1995 the arbitrators issued an interim award which provided for the following:

    1. WPI was entitled to an adjustment in rebate payments on compensation for the period October 1991 to February 1992 in the amount of $172,880 and recovery of costs associated with sulfur, excess water and other contaminants in the amount of $26,767.

    2. WPI is to reimburse the joint venture for certain property additions made by joint venture in the amount of $90,000.

    3.   The joint venture is to pay interest of approximately
$37,000 on the net of items 1 and 2 from April 1, 1992.

- -12-

NORTHEAST LANDFILL POWER JOINT VENTURE

NOTES TO FINANCIAL STATEMENTS
December 31, 1995 AND 1994

ARBITRATION:   (Continued)

    4. The joint venture is to be reimbursed for attorney fees in the amount of $465,939. (In addition to these awards, the arbitrators had previously determined that WPI should reimburse the joint venture for 80% of the costs of arbitration including costs not invoiced by the American
Arbitrate Association including the costs associated with expert witnesses in the amount of approximately $157,000.)

During 1995, the parties to the arbitration entered into an agreement to finalize their disputes. The significant terms of their agreement are as follows:

    1.   WPI will complete the condensate systems.

    2. WPI will pay the joint venture the sum of $297,667 which represents $522,367 of net damages as awarded by the arbitrators less the retainage payable due to WPI of $224,700.

    3. Both parties agree to waive and release any other prior claims that each may have against the other with respect to the disposal of condensate.

    4. The joint venture will use reasonable efforts to sell its power plant by January 31, 1996 on terms acceptable to the joint venture. If the power plant is sold, the joint venture will pay WPI the sum of $400,000.

    5. Neither party will claim any rebates for the period July 1, 1995 through December 31, 1995 or any increase or decreases in rebates paid during 1995.

The $522,367 received from WPI, net of related attorney fees of $390,000 has been included in other income in the accompanying 1995 statement of operations and joint venturers' capital.

OTHER INCOME:

During 1995 as a result of damage to the venture's power plant, the joint venture received $75,405 in damages. This amount has been included in other income in the accompanying statement of operations and joint venturers' capital.

PROPOSED SALE OF ASSETS:

On December 8, 1995, the joint venture entered into a letter agreement providing for the sales of its assets effective as of December 31, 1995. The agreement provides for the payment of $8,000,000 plus other amounts as specified in the agreement. In addition, the buyer is to assume the outstanding balance due under the joint venture's senior secured non recourse notes payable.

- -13-

NORTHEAST LANDFILL POWER JOINT VENTURE

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994





PROPOSED SALES OF ASSETS:   (Continued)

The purchase price is to be reduced by the amount of any prepayment penalty, legal fees, filing fees and other costs involved in the assumption of the notes by the buyer, provided however, that the joint venture can terminate the transaction is such amounts exceed $400,000. In addition, the buyer can terminate the transaction if the lender requires a prepayment in excess of $3,000,000 in order for the buyer to assume the debt.

The parties to the agreement are currently formalizing an asset acquisition agreement and the buyer is performing their due diligence. Finalization of the above agreement is dependent on many factors and the conclusion of this agreement cannot be assured.


- -14-

     (b)  PRO FORMA FINANCIAL INFORMATION

Ridgewood Electric Power Trust III
Consolidated Balance Sheet


                                    December 31, 1995
Assets:

                                                 Proforma
                                                Reflecting
                                              Capitalization
                                 Actual         of RPPPLP
Investments in power
 generation projects       $  20,884,493       $  28,014,493
Cash and cash equivalents     10,972,576           4,018,335
Due from affiliates              299,194             299,194
Due diligence costs
 relating to potential
 power projects                  303,213             127,454
Interest receivable               51,233              51,233
Other assets                     140,959             140,959

          Total assets      $ 32,651,668       $  32,651,668

Liabilities and Shareholders' Equity:

Accounts payable
 and accrued expenses   $         72,442     $        72,442

Shareholders' equity:



Shareholders' equity          32,584,476          32,584,476
Managing shareholder's
 accumulated deficit              (5,250)
(5,250)
    Total shareholders'
     equity                   32,579,226          32,579,226

          Total liabilities
           and shareholders'
           equity          $  32,651,668        $ 32,651,668


See accompanying notes to pro forma balance sheet.

Ridgewood Electric Power Trust III
Notes to Pro Forma Balance Sheet

     The preceding pro forma balance sheet presents the effect of the acquisition of an interest in the Providence
Project and the Trust's related capitalization of a portion of Ridgewood Providence Power Partners, L.P. as if the transactions had occurred at December 31, 1995.

     Because the Registrant follows generally accepted accounting principles applicable to business development companies, the presentation below varies from that often found for other investment programs. In particular, investments in Projects are accounted for as operating activities rather than as investment activities and are accounted for on the cash basis rather than on a consolidated basis or equity basis. As a result, revenues and operating expenses of Projects do not appear on the Trust's financial statements; rather, the Trust reports as revenue only amounts distributed to it from the Projects and reports as expenses only the expenses incurred in the administration of the Trust. Accordingly, the transactions described above had no pro forma effect on the statement of operations of the Trust and no pro forma income statement is presented here.


(c)  Exhibits.  Previously supplied.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this First Amendment to Current Report on Form 8-K, for an event occurring April 16, 1996, to be signed on its behalf by the undersigned hereunto duly authorized.


                         RIDGEWOOD ELECTRIC POWER TRUST III


Date:  May 31, 1996      By: /s/ Robert K. Brady
                             Robert K. Brady, Senior Vice
                              President and Chief Financial
                              Officer